Exhibit 99.1

 UniPixel Acquires Atmel’s XSense Assets and Operations

Transaction Brings Together Two Touch Screen Technologies Based on Roll-to-Roll Manufacturing

THE WOODLANDS, Texas — April 17, 2015 — UniPixel, Inc. (NASDAQ: UNXL), a designer of Performance Engineered Films™ for the touch screen, flexible printed electronics and display markets, has acquired, through its wholly owned subsidiary, Uni-Pixel Displays, Inc., the assets of Atmel Corporation’s (NASDAQ: ATML) XSense® touch sensors group, and has concurrently entered into patent and intellectual property licenses with Atmel, exclusive for a period of two years, for the use of XSense-related technologies.

UniPixel also has acquired separate licenses for fine line technology from  Atmel’s partner, CIT Technology Limited, a wholly owned subsidiary of Carclo plc (LSE:CAR). The licenses with CIT Technology as to the products covered by the patents and intellectual property being licensed are also exclusive for a period of two years.

The assets acquired include Atmel’s XSense™ touch sensors manufacturing equipment, design tools and existing purchase orders. UniPixel has also acquired Atmel’s established commercial volume manufacturing capability through the lease of Atmel’s Colorado Springs XSense manufacturing facility and the expected transfer of certain related staff and engineering talent.

As a result of the transaction, UniPixel will gain immediate access to Atmel’s Tier 1 PC OEM customer base and technology partners, along with the associated sales and product development pipeline.

XSense offers the same copper metal mesh advantages as InTouch™, which include lower resistance for better noise immunity and lower power consumption, as well as higher reliability that avoids silver metal migration. Other shared features include a double-sided sensor design that offers improved moiré performance, module integration yields and reduced overall production costs. Similar to UniPixel’s InTouch sensors, XSense sensors are manufactured using a roll-to-roll process that can turn unique touch-based concepts into functional designs with the potential for significantly lower total system costs. UniPixel expects to substantially lower the production costs of the XSense touch sensors through the application and integration of UniPixel’s manufacturing and material science technology.

Through the combination of UniPixel’s technology and the rights to a broader XSense metal-mesh touch screen IP portfolio, UniPixel expects to better address the increasing demand by OEMs for solutions with overall lighter weight, narrower borders and thinner cover glass. With its less than five-micron mesh capability and patented mesh designs, XSense touch technology eliminates pattern visibility and moiré issues with super-high resolution displays that are increasingly used across all form factors. The XSense technology also features a unique sensor design capability that allows the use of a passive stylus and eliminates ghost touch artifacts with a less than 0.4 millimeter thick cover glass.

“Acquiring XSense allows us to better address the largest segments of the touch market, which are touch sensors for mobile phones and tablets, by combining the best performance and manufacturing elements of our respective touch technologies,” commented Jeff Hawthorne, UniPixel’s president and CEO. “We believe the result will be superior to existing touch technologies, and it will allow us to offer differentiated touch solutions that can expand our addressable market.”

“We believe that the combination of XSense and InTouch will also significantly enhance our engineering and technology capabilities, allowing us to accelerate the time-to-market of key products,” continued Hawthorne. “The application of our proprietary material science technology is expected to enhance XSense performance, functionality and cost, while XSense is expected to provide us with diversification and risk mitigation through existing Tier-1 customers, an established revenue stream and customer pipeline, and proven commercial volume manufacturing.”

“We intend to continue with our current InTouch business as planned during the initial integration of the XSense acquisition,” added Hawthorne. “The XSense tier 1 OEM customers and ongoing revenue stream will be an important focus of our business strategy going forward as we determine how to best maximize synergy with our InTouch business. Given our combined business with XSense, we expect to generate more than $10 million in revenue in 2015 and we expect to achieve profitability in 2016.”

Key Appointments
The addition of the XSense business is expected to enhance UniPixel’s engineering talent as UniPixel is planning to add several key employees, including Atmel’s current Vice President and General Manager of the XSense business, Jalil Shaikh, who UniPixel expects will continue to oversee the Colorado Springs operations and lead associated sales initiatives.

Prior to joining Atmel more than five years ago, Mr. Shaikh was the CEO and board member of Ranch Energy Systems, a privately-held alternative energy company where he was responsible for the company strategy, sales and marketing, and establishing supply chain and sales channels. Earlier in his career, Mr. Shaikh was the CEO and board member at Validity Sensors, where he was responsible for the commercialization of the company’s finger print reader technology. Prior to Validity Sensors, he served as Vice President and General Manager at Broadcom Corporation, CEO of Zeevo (acquired by Broadcom), Senior Vice President of Operations at Silicon Image, and a director of operations at Trident Microsystems. Mr. Shaikh holds an MS in Electrical Engineering from Rutgers University, New Jersey, and an MBA from the University of Phoenix.

Transaction Terms and Conditions
For the XSense assets, UniPixel has paid an initial consideration comprised of a $450,000 promissory note.  In connection with the intellectual property licenses it has received, UniPixel has made a $9.3 million royalty prepayment to Atmel, and a $4.7 million royalty prepayment to CIT Technology.

Both license agreements have five-year terms, during which total royalty payments may exceed the pre-paid amounts if certain revenue thresholds are exceeded.  UniPixel has an option to renew both license agreements for additional 10-year terms, with total combined royalty payments in the 10-year term payable to Atmel and CIT Technology capped at $25 million.

UniPixel has also entered into a six-month supply agreement with CIT Technology to supply catalytic film in order to fulfill certain current customer orders in process, after which time UniPixel plans to modify existing equipment to produce the film in-house.

Financing Terms
UniPixel has completed a $15 million senior secured convertible note offering with qualified institutional investors. Upon UniPixel meeting certain requirements, including filing a registration statement and receiving shareholder approval of the financing, the institutional investors have committed to purchase an additional $5 million in senior secured convertible notes, raising the total gross proceeds from the offering to $20 million.  Cowen and Company, LLC acted as exclusive financial advisor to UniPixel and sole placement agent on the transaction.

About XSense Touch Sensors
XSense™ touch sensors enable new design possibilities for touch-enabled products. Based on proprietary roll-to-roll metal mesh technology, XSense touch sensors support features such as narrow borders, curved touch surfaces and even edgeless touchscreens while achieving improved linearity for better Stylus performance, reliability and thinner sensor stacks. As an alternative to traditional touch sensors, XSense gives you the ability to turn your unique touch-based concepts into functional designs at lower total system costs.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) is developing Performance Engineered Films for the Display and Flexible Electronics markets. UniPixel's Copperhead™ high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The Company's roll-to-roll electronics manufacturing process prints fine line conductive elements on thin films. The Company intends to market its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and intends to eventually expand its marketing to private label or Original Equipment Manufacturers (OEM) brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the superiority of the technology acquired from Atmel, our expected ability to supply our customers across their entire product lines as a result of the asset acquisition, that the asset acquisition is expected mitigate risk through existing Tier-1 customers, an established revenue stream and customer pipeline and commercial volume manufacturing, that the combination of our technology with the XSense technology will accelerate the time-to-market of key products, that we expect to lower the costs of XSense products with our manufacturing and technology and that we expect to generate more than $10 million in revenue in 2015 and we expect to achieve profitability in 2016. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, the possibility that we will be unable to successfully combine the XSense business and operations with our business and operations, the development of technologies superior to the InTouch and the XSense technologies, the loss of key customers of the XSense products, our inability to achieve cost savings following the acquisition of the XSense business, and the imposition of unanticipated liabilities as a result of the asset acquisition as well as those risks set forth under Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com